Exhibit 99.1

Profusa Receives Favorable Nasdaq Listing Determination

BERKELEY, CA, May 8, 2026 (GLOBE NEWSWIRE) — Profusa, Inc. (“Profusa” or the “Company”) (Nasdaq: PFSA), a digital health company pioneering the next generation of technology platform enabling the continuous monitoring of an individual’s biochemistry, announced that, by letter dated May 6, 2026, the Nasdaq Hearings Panel granted the Company’s request to transfer the listing of its securities from The Nasdaq Global Market to The Nasdaq Capital Market. The Company’s continued listing on Nasdaq is subject to the Company’s satisfaction of certain interim milestones and, ultimately, the Company’s compliance with the bid price and stockholders’ equity requirements for continued listing on the Capital Market tier by July 6, 2026.

About Profusa

Based in Berkeley, CA, Profusa is a commercial stage digital health company led by visionary scientific founders, an experienced management team and a world-class board of directors in the development of a new generation of tissue-integrated sensors to detect and continuously transmit actionable, medical-grade data for personal and medical use. With its long-lasting, injectable and affordable biosensors and its intelligent data platform, Profusa aims to provide people with a personalized biochemical signature rooted in data that clinicians can trust and rely on.

“LUMEE”, “PROFUSA” and the PROFUSA logo are registered trademarks of Profusa, Inc. in the United States, Canada, European Union, China, Japan, South Korea and Australia.

For more information, visit https://profusa.com.

Special Note Regarding Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or future financial or operating performance of Profusa. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “propose,” “seek,” “should,” “strive,” “will,” or “would” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those described in such statements, including but not limited to the Company’s ability to obtain the required stockholder approvals, execute its compliance plan within the timeframes specified by the Panel, effect and maintain compliance with the Bid Price Rule and other applicable listing requirements, complete anticipated transactions, and other factors described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2025, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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